                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    /X/  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                     BIOCIRCUITS CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
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         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
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         pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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/ /  Check box if any part of the fee is offset as provided by Exchange Act Rule
     0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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
                            BIOCIRCUITS CORPORATION

                            1324 CHESAPEAKE TERRACE
                          SUNNYVALE, CALIFORNIA 94089

                           --------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 5, 1997

                            ------------------------

TO THE STOCKHOLDERS OF BIOCIRCUITS CORPORATION:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of BIOCIRCUITS CORPORATION, a Delaware corporation (the "Company"), will be held on Thursday, June 5, 1997 at 9:00 a.m. local time at The Wyndham Garden Hotel, 1300 Chesapeake Terrace, Sunnyvale, California for the following purposes:

        1. To elect two directors to hold office until the 2000 Annual Meeting of Stockholders and one director to hold office until the 1999 Annual Meeting of Stockholders and until their successors are elected and qualified.

        2. To approve the sale and issuance of the Company's securities in two private financings.

        3. To approve an amendment to the Company's Amended and Restated Certificate of Incorporation to effect a 1-for-2.5 reverse split of the outstanding shares of the Company's Common Stock upon the filing of an Amendment to the Company's Amended and Restated Certificate of Incorporation by the Board of Directors at any time on or prior to the Company's 1998 Annual Meeting of Stockholders.

        4. To ratify the selection of Ernst & Young LLP as independent auditor of the Company for its fiscal year ending December 31, 1997.

        5. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

    The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

    The Board of Directors has fixed the close of business on April 17, 1997, as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

                                          By Order of the Board of Directors

                                          JOHN KAISER
                                          ACTING SECRETARY

Sunnyvale, California
May   , 1997

                            BIOCIRCUITS CORPORATION
                            1324 CHESAPEAKE TERRACE
                          SUNNYVALE, CALIFORNIA 94089

                           --------------------------

                                PROXY STATEMENT

                            ------------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

    The enclosed proxy is solicited on behalf of the Board of Directors of Biocircuits Corporation, a Delaware corporation (the "Company") for use at the Annual Meeting of Stockholders to be held on June 15, 1997, at 9:00 a.m. local time (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at The Wyndham Garden Hotel, 1300 Chesapeake Terrace, Sunnyvale, California. The Company intends to mail this proxy statement and accompanying proxy card on or about May [ ], 1997, to all stockholders entitled to vote at the Annual Meeting.

SOLICITATION

    The Company will bear the entire cost of solicitation of proxies including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other employees of the Company or, at the Company's request, the Bank of Boston. No additional compensation will be paid to directors, officers or other employees for such services, but the Bank of Boston will be paid its customary fee, estimated to be about $5,000, if it renders solicitation services.

VOTING RIGHTS AND OUTSTANDING SHARES

    Only holders of record of Common Stock and Series A Preferred Stock at the close of business on April 17, 1997 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on April 17, 1997 the Company had issued and outstanding, and entitled to vote, 10,281,321 shares of Common Stock and 12,446,103 shares of Series A Preferred Stock.

    Each stockholder of record on such date will be entitled to one vote for each share of Common Stock held and to one vote for each four shares of Series A Preferred Stock held on all matters to be voted upon at the Annual Meeting except for Proposal 2, on which holders of shares of Common Stock issued in connection with the financing described in Proposal 2 will not be entitled to vote such shares.

    The required quorum for the meeting, which must be represented in person or by proxy, is a majority of the outstanding shares of Common Stock and Series A Preferred Stock (on an as-converted to Common Stock basis) on the record date, voting together as a single class. The required quorum for voting on Proposal 2, which must be represented in person or by proxy, is a majority of the outstanding shares of Common Stock and Series A Preferred Stock (on an as-converted to Common Stock basis) on the record date and entitled to vote on Proposal 2, voting as a single class. All votes will be tabulated by the inspector of elections (the "Inspector") appointed for the Annual Meeting who will, for each proposal to be voted on, determine the number of shares outstanding, the number of shares entitled to vote on Proposal 2, the

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
number of shares represented at the meeting, the existence of a quorum, and the authenticity, validity and effect of all proxies received by the Company. The Inspector will also separately tabulate affirmative and negative votes, abstentions, and broker non-votes, and determine the result for each proposal. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved.

REVOCABILITY OF PROXIES

    Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office, 1324 Chesapeake Terrace, Sunnyvale, California 94089, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

STOCKHOLDER PROPOSALS

    Proposals of stockholders that are intended to be presented at the Company's 1998 Annual Meeting of Stockholders must be received by the Company not later than December 25, 1997, in order to be included in the proxy statement and proxy relating to that Annual Meeting.

                                   PROPOSAL 1
                             ELECTION OF DIRECTORS

    The Company's Amended and Restated Certificate of Incorporation and Bylaws provide that the Board of Directors shall be divided into three classes designated as Class I, Class II and Class III, whose terms of office expire at different times in annual succession, with each class consisting, as nearly as possible, of one-third of the total number of directors and each class having a three-year term. Vacancies on the Board may be filled only by persons elected either (i) by the affirmative vote of the holders of a majority of the voting stock voting together as a single class; or (ii) by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Newly created directorships resulting from any increase in the number of directors shall, unless the Board of Directors determines by resolution that any such newly created directorship shall be filled by the stockholders, be filled only by the affirmative vote of the directors then in office, even though less than a quorum of the Board of Directors. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the size of the Board of Directors) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director's successor is elected and qualified.

    The Bylaws authorize the Board of Directors to fix the size of the Board of Directors by resolution. On April 25, 1997, the Board of Directors passed a resolution decreasing the size of the Board of Directors from six to four as a result of the resignations of Dr. Harry F. Hixson, Jr. and Dr. Hans Ribi. Dr. Hixson, a Director of the Company since December 1990, retired from the Board on December 31, 1996. Also, Dr. Ribi, a Director of the Company since March 1989, retired from the Board effective April 17, 1997. The Board expects to replace Dr. Hixson and Dr. Ribi with new directors in the near future, at which time the number of Board positions is expected to be increased to six. At the Annual Meeting, the term of office of the two current Class I Directors shall expire and two Class I directors shall be elected for a term of three years. There are two nominees for Class I directors, each of whom is currently a Class I director of the Company, previously elected by the stockholders. If elected at the Annual Meeting, each of the nominees for Class I Directors would serve until the 2000 Annual Meeting of Stockholders and until his respective successor is elected and has qualified, or until such director's earlier death, resignation or removal. In addition, the Board currently has no Class III directors, as a result of the departures of Drs. Ribi and Hixson. In accordance with the Company's Bylaws, which provide that the Board shall be divided into three classes, John Kaiser, the current Chairman of the Board of Directors of the Company and a Class II director previously elected by the stockholders has been nominated for election to become a Class III director. If elected at the Annual Meeting, Mr. Kaiser will serve until the 1999 Annual Meeting of Stockholders and until his successor is elected and has qualified, or until his earlier death, resignation, or removal. If Mr. Kaiser is not elected to become a Class III director of the Company, he will remain a Class II director and will serve until the 1998 Annual Meeting of Stockholders and until his successor is elected and has qualified, or until his earlier death, resignation, or removal.

    Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the two nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected and management has no reason to believe that any nominee will be unable to serve.

    Set forth below is biographical information for each person nominated and each person whose term of office as a director will continue after the Annual Meeting.

NOMINEES FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2000 ANNUAL MEETING

CLASS I DIRECTORS

    ROBERT CURRY, PH.D.

    Robert Curry, Ph.D., age 51, has served as a Director of the Company since May 1991. He has been a General Partner of the Sprout Group, a submanager of various Merrill Lynch venture capital funds, since May 1991, and is currently Vice President of DLJ Capital Corp., the management company for the Sprout Group. From August 1984 to May 1991, Dr. Curry was employed at ML Venture Capital, Inc., and ML R&D Management Inc., each a venture capital management company, most recently as President of both companies. Dr. Curry is a Director of Connective Therapeutics, Inc., Diatide, Inc. and Photon Technology International, Inc. Dr. Curry holds a Ph.D. and an M.S. in Analytical Chemistry from Purdue University and a B.S. in Physics from the University of Illinois.

    DAVID RUBINFIEN

    David Rubinfien, age 75, has served as a Director of the Company since December 1990. From January 1989 to January 1991, Mr. Rubinfien was employed by Systemix, Inc., a biotechnology company, most recently as President, Chief Executive Officer and Chairman of the Board. From September 1985 to March 1989, he was Chairman and Chief Executive Officer of Microgenics Corporation, a biotechnology company. Mr. Rubinfien serves as a Director of Molecular Biosystems, Inc., ChemTrak Incorporated, and Matritech Inc. He holds an M.S. in Mathematics and Physics from the Illinois Institute of Technology and an M.B.A. from the University of Chicago.

NOMINEE FOR ELECTION FOR A TWO-YEAR TERM EXPIRING AT THE 1999 ANNUAL MEETING

CLASS III DIRECTOR

    JOHN KAISER

    John Kaiser, age 60, has served as President and Chief Executive Officer of the Company since April 1990 and as a Director since June 1990. In March 1992, he was appointed Chairman of the Board. In April 1997, Mr. Kaiser was temporarily appointed Acting Secretary of the Company. From 1981 to 1990, Mr. Kaiser was employed by Boehringer Mannheim, GmbH, a multinational medical products corporation, where he most recently served as President of the Physician Laboratory Products Division. From 1970 to 1981, Mr. Kaiser was employed by Abbott Laboratories, a multinational medical products company, where he served in various positions including Business Unit Manager, Small Instruments Group and

Marketing Manager, Noninfectious Diseases, of the diagnostics division. Mr. Kaiser has been a Director of Instrumentation Metrics, Inc. since December 1994. Mr. Kaiser holds a B.S. in Economics from the University of Wisconsin.

          MANAGEMENT RECOMMENDS A VOTE IN FAVOR OF EACH NAMED NOMINEE.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 1998 ANNUAL MEETING

CLASS II DIRECTORS

    PATRICK LATTERELL

    Patrick Latterell, age 39, has served as a Director of the Company since September 1989. Mr. Latterell is a General Partner of Venrock Associates, a venture capital investment group, which he joined in April 1989. Prior to joining Venrock Associates, Mr. Latterell was a Senior Vice President at Rothschild Ventures, Inc., a venture capital investment group, and a general partner of several affiliated venture capital partnerships. Mr. Latterell is a Director of Vical Inc., Pharmacyclics, Inc. and Geron Corporation. Mr. Latterell holds an M.B.A. from Stanford University and S.B. degrees in Biological Sciences and Economics from the Massachusetts Institute of Technology.

    JOHN KAISER

    If Mr. Kaiser is not elected at the Annual Meeting to serve as a Class III director, he will continue to serve as a Class II director. Mr. Kaiser's biography appears above.

BOARD COMMITTEES AND MEETINGS

    During the fiscal year ended December 31, 1996 the Board of Directors held 13 meetings. The Board has an Audit Committee, a Compensation Committee, and a Disinterested Director Compensation Committee.

    The Audit Committee's function is to make such examinations as are necessary to monitor the corporate financial reporting and the internal and external audits of the Company, to provide to the Board the results of its examinations and recommendations derived therefrom, to outline to the Board improvements made, or to be made, in internal accounting controls, to nominate and evaluate independent auditors, and to provide such additional information and materials as it may deem necessary to make the Board aware of significant financial matters which require the Board's attention. In 1996, the Audit Committee was composed of two non-employee directors: Dr. Hixson and Mr. Latterell. Presently, the Audit Committee is composed of Mr. Latterell. The Audit Committee met 6 times during fiscal year 1996.

    The Compensation Committee was established in March 1992. The Compensation Committee is composed of two non-employee directors: Dr. Curry and Mr. Rubinfien. The Compensation Committee held 7 meetings during fiscal year 1996. The functions of the Compensation Committee are to make recommendations to the full Board of Directors with respect to salaries and incentive compensation for employees and consultants of the Company and to administer the Company's Dual Stock Option Plan with respect to employees and consultants who are not also directors of the Company.

    The Board's Disinterested Director Compensation Committee also was established in March 1992. In 1996, the Disinterested Director Compensation Committee was composed of four non-employee directors: Drs. Curry and Hixson and Messrs. Latterell and Rubinfien. Presently, the Disinterested Director Compensation Committee is composed of Dr. Curry, Mr. Latterell and Mr. Rubinfien. The Disinterested Director Compensation Committee administers the Company's Dual Stock Option Plan with respect to employees and consultants who are also directors of the Company. The Disinterested Director Compensation Committee met 7 times during fiscal year 1996.

    The Board of Directors has no standing nominating committee or any committee performing the functions of such a committee.

    During the fiscal year ended December 31, 1996, each director attended 75% or more of the aggregate of the meetings of the Board and of the committees on which he served, held during the period for which he was a director or committee member, respectively.

                                   MANAGEMENT

EXECUTIVE OFFICERS

    The names of the executive officers of the Company and certain biographical information about them is set forth below:

NAME                               AGE                                   POSITION
-----------------------------      ---      ------------------------------------------------------------------

John Kaiser                            60   President, Chief Executive Officer and Acting Secretary

Lawrence J. Blecka, Ph.D.              52   Vice President, Research and Development

R. Jeffrey Green                       54   Vice President, Quality Assurance and Regulatory Affairs

Donald B. Hawthorne                    41   Vice President and Chief Financial Officer

Robert D. Testorff                     51   Vice President, Human Resources

William M. Wright, III                 49   Vice President, Operations

    LAWRENCE J. BLECKA, PH.D., age 52, has served as Vice President, Research and Development of Biocircuits since July 1996. From December 1994 to July 1996, Dr. Blecka served as Vice President of Product Development of Biocircuits. From 1992 to 1994, Dr. Blecka was Vice President, Research and Development for Sigma Diagnostics, a division of the Sigma Chemical Co. unit of Sigma-Aldrich Corp., a chemical company. From 1979 to 1991, Dr. Blecka held various positions with Abbott Laboratories, Inc. From 1989 to 1991, he started and directed Abbott's Nucleic Acid Probes Diagnostics business venture and from 1986 to 1988 Dr. Blecka was general manager of Abbott's Cancer Business Unit. Other positions held by Dr. Blecka at Abbott included Director of Research and Development, Manager of TDx Reagent Development and Manager of Regulatory Affairs. Dr. Blecka received his Ph.D. in Microbiology/Zoology from Southern Illinois University and has held academic posts at the University of Illinois College of Medicine.

    R. JEFFREY GREEN, age 54, joined Biocircuits as Vice President, Quality Assurance and Regulatory Affairs in January 1996. From 1993 to 1995, Mr. Green was Department Head and Director of Quality Assurance and Regulatory Affairs for Sigma Diagnostics, a division of the Sigma Chemical Co. unit of Sigma-Aldrich Corp., a chemical company. From 1992 to 1993, Mr. Green was Vice President, Quality Assurance/Regulatory Affairs for the Dade Division of Baxter Diagnostics, Inc., a manufacturer of IN VITRO diagnostic reagents and analytical instrumentation; and from 1988 to 1992 he was Director, Quality and Regulatory Affairs for Smith & Nephew Inc./Dyonics, a manufacturer of medical products. Mr. Green received a B.S in Chemistry and Biology from the University of South Carolina.

    DONALD B. HAWTHORNE, age 41, has served as Vice President and Chief Financial Officer of the Company since January 1991. Mr. Hawthorne served as Secretary of the Company from March 1992 to April 1997. Mr. Hawthorne recently relocated to the northeastern United States where he intends to pursue other employment opportunities. See "Employment Agreements." In 1990 Mr. Hawthorne served as Vice President, Finance and Administration and Chief Financial Officer of Oclassen Pharmaceuticals, Inc., a pharmaceutical company. From 1985 to 1990, he was employed by Genelabs Incorporated, a biotechnology company, most recently as Chief Financial Officer. From 1983 to 1985, Mr. Hawthorne was employed by Syntex Corporation, a pharmaceutical company, most recently as Financial Planning Manager and Controller of the Ophthalmics Division. Mr. Hawthorne holds an M.B.A. from Stanford University and a B.S. in Mathematics from Harvey Mudd College.

    ROBERT D. TESTORFF, age 51, was appointed Vice President, Human Resources in November 1996. Mr. Testorff had served as Director, Human Resources since joining Biocircuits in February 1993. From 1990 to 1993, Mr. Testorff was employed as an organizational development consultant for Howard Consulting, serving clients in aerospace, biotechnology and software industries. From 1989 to 1990, he served as Director, Human Resources of Print Technology, a retail start-up. From 1985 to 1989, he worked for Bernard Hodes, an Ominicom Group Company, as a human resources management consultant for a variety of high technology clients in the Bay area and Los Angeles basin. From 1973 to 1985, Mr. Testorff was employed by Rockwell International where his last position was Director, Human Resources, Telecommunications Group. Other employment included Fairchild Industries. Mr. Testorff received a Juris Doctorate degree from Southern Methodist University School of Law and a B.S. in History/Political Science from Wichita State University.

    WILLIAM M. WRIGHT III, age 49, joined Biocircuits as Vice President, Operations in November 1995. From 1984 to 1995, Mr. Wright was Vice President of Site Operations with Dade International Inc., a medical products manufacturing company. Mr. Wright received a B.S. in Industrial Technology from California State University at Long Beach.

    See "Proposal 1 -- Election of Directors" for a brief description of the educational background and business experience of Mr. Kaiser.

    There are no family relationships between any of the directors, nominees or executive officers of the Company.

                                   PROPOSAL 2
                         APPROVAL OF PRIVATE FINANCINGS

    The Company's stockholders are being requested to approve the issuance of a maximum of 11,705,262 shares of Common Stock, consisting of (i) 5,477,012 shares of Common Stock to be issued upon the Company's satisfaction of certain milestones during the second quarter of fiscal year 1997, (ii) 781,250 shares of Common Stock to be issued upon the Company's satisfaction of certain milestones during the second half of fiscal year 1997, (iii) 4,289,512 shares issuable upon the exercise of warrants to be issued upon the Company's satisfaction of certain milestones during the second quarter of fiscal year 1997, and (iv) 1,157,488 shares issuable upon the exercise of warrants issued on April 15, 1997.

THE FINANCINGS.

    On April 15, 1997, the Company closed the first tranche of private placement of the Company's Stock which consisted of the sale of up to 2,500,000 shares of its Common Stock, to be issued in three tranches, with the second and third tranches subject to the Company's satisfaction of certain milestones during the second quarter of fiscal year 1997 and during the second half of fiscal year 1997 (the "Common Stock Financing"). Also on April 15, 1997, the Company closed the first tranche of a private placement of the Company's securities which consisted of the sale of up to 5,447,000 units ("Units"), each consisting of one share of Common Stock and one warrant ("Warrant") to purchase one share of Common Stock, to be issued in two tranches, with the second tranche subject to the Company's satisfaction of certain milestones during the second quarter of fiscal year 1997 (the "Units Financing").

    On April 15, 1997, the purchasers in the Common Stock Financing purchased 531,250 shares of Common Stock at a purchase price of $1 per share, and agreed to purchase an additional 1,187,500 shares of Common Stock at $1 per share upon the Company's satisfaction of certain milestones in physicians' offices during the second quarter of 1997, and an additional 781,250 shares of Common Stock at $1 per share upon the Company's satisfaction of additional milestones during the second half of fiscal year 1997.

    The purchasers in the Units Financing on April 15, 1997 purchased 1,157,488 Units at a purchase price of $1 per Unit, with each Unit consisting of one share of Common Stock and one Warrant to purchase one share of Common Stock at an exercise price of $0.75 per share, exercisable for 18 months. Purchasers in the Units Financing also agreed to purchase an additional 4,289,512 Units, on the same terms, upon the Company's satisfaction of certain milestones during the second quarter of 1997.

    THIS PROXY STATEMENT IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OF THE COMPANY. THE SECURITIES REFERRED TO IN THIS PROXY STATEMENT HAVE NOT BEEN REGISTERED FOR SALE BY THE COMPANY UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR ANY STATE SECURITIES LAWS AND MAY NOT BE SO OFFERED OR SOLD ABSENT SUCH REGISTRATION UNDER THE ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS THEREOF.

    The purchasers in the Common Stock Financing and the Units Financing (together, the "Financings") consist of a limited number of accredited investors, and the Financings were made in reliance on Regulation D promulgated under the Act, which offers an exemption from the registration requirements under the Act.

    The Financings were placed pursuant to a Letter Agreement (the "Agreement") with the placement agent (the "Placement Agent") that represented the Company in a private placement of the Company's Common Stock and warrants to purchase Common Stock in the fall of 1996. Neither the Company nor any of its directors or officers has any other relationship with the Placement Agent. Pursuant to the Agreement, the Placement Agent will receive a commission equal to 6% of the purchase price of the Common Stock and Units sold in the Financings (excluding the purchase price of the Common Stock sold to affiliates of the Sprout Group), plus 6% of the exercise price of any Warrants that are exercised. In the event that the second closing does not occur as a result of a merger or sale of the Company or its assets, the Placement Agent will receive an additional commission of approximately $284,000. In addition, the Company agreed to reimburse the Placement Agent for its expenses in connection with the Financings, including the fees and expenses of its counsel, in an amount up to $50,000.

    The Company is required to file a registration statement under the Securities Act of 1933, as amended (the "Act") with respect to the re-sale of the shares of Common Stock sold in each tranche of the Financings, and with respect to the re-sale of the shares of Common Stock issuable upon exercise of the Warrants issued in each tranche of the Units Financing, within two weeks of the closing of each such tranche, and to use its best efforts to have such registration statements declared effective as soon thereafter as possible.

STOCKHOLDER APPROVAL.

    The issuance of the Company's Common Stock in the second and third tranches of the Common Stock Financing, the second tranche of the Units financing, and upon the exercise of all the warrants issued or to be issued in the Units financing, is subject to stockholder approval pursuant to the Rules of the Nasdaq National Market. Rule 4460(i)(1)(D) of the National Association of Securities Dealers (the "20% Rule") sets forth designation criteria for continued inclusion of the Common Stock on the Nasdaq National Market. The 20% Rule requires Companies that are listed on the Nasdaq National Market to obtain stockholder approval prior, among other things, to issuing common stock (or warrants to purchase common stock) in a private financing at a price less than the market value of the common stock, where the amount of common stock to be issued exceeds 20% of the common stock or voting power of the Company outstanding prior to the issuance.

    Upon the sale and issuance of the 1,688,738 shares of the Company's Common Stock in connection with the first tranche of the Financings, the Company sold an amount of Common Stock equal to approximately 19.7% of the Company's Common Stock outstanding before the issuance. Therefore, a condition to the sale and issuance of the Common Stock to be sold in the subsequent tranches of the Financings, and to the issuance of the Common Stock underlying the Warrants issued in the Units Financing, is that the Company's stockholders approve such issuance.

    In accordance with the requirements of the Nasdaq National Market, shares of Common Stock purchased in the first tranche of the Financings may not be counted toward such approval. On April 17, 1997, the record date, there were issued and outstanding 11,704,110 shares of Common Stock and Series A Preferred Stock (on an as-converted to Common Stock basis) entitled to vote on Proposal 2. The affirmative vote of the holders of a majority of such shares represented and voting at the meeting is required to approve Proposal 2. Of the shares entitled to vote on Proposal 2, approximately 4,286,818 were held by purchasers in the Financings who, under the terms of the Financings, have agreed to vote such shares in favor of Proposal 2.

RELATIONSHIP OF CERTAIN PURCHASERS TO DIRECTORS AND EXECUTIVE OFFICERS OF THE
  COMPANY.

    Affiliates of the Sprout Group, of which Robert Curry, a director of the Company, is a general partner, purchased 425,000 shares of Common Stock in the Common Stock Financing, and agreed to purchase 950,000 and 625,000 additional shares in the second and third tranches of the Common Stock Financing, respectively. In addition, John Kaiser, the Company's Chairman, President, Chief Executive Officer, and Acting Secretary purchased 21,250 Units in the first tranche of the Units Financing, and has agreed to purchase an additional 78,750 Units in the second tranche of the Units Financing. See "Certain Transactions" below.

COMPANY'S CAPITAL NEEDS; CONSEQUENCES OF NON-APPROVAL.

    Obtaining additional funds is critical to the Company's ability to maintain operations during 1997. If adequate funding is not available on a timely basis, the Company will be required to curtail its operations significantly or to cease operations. For additional information, please see the financial statements of the Company and the notes thereto set forth in the Company's Annual Report for the fiscal year ended December 31, 1996, which accompanies this Proxy Statement.

    Because the Company sold nearly 20% of its Common Stock in the First Tranche of the Financings, pursuant to the 20% Rule, the Company may not raise any additional funds through the sale of equity unless (1) the stockholders approve the issuance, as they are being requested to do in this Proposal 2, (2) the sale of equity is at a price at least equal to the market value of the Company's Common Stock's, or (3) the sale of equity is made in a public offering. Because there can be no assurance that the Company would be able to sell its equity at a price at least equal to market value or in a public offering, and because a public offering would require great expense possible delay, the Company's best option for obtaining the financing it requires is through stockholder approval.

    In addition, in consideration for the purchasers' agreement to purchase the Company's Common Stock and the Units in the Financings, the Company agreed to use its best efforts to obtain stockholder approval of the Financings. Therefore, if Proposal 2 is not approved, this agreement could require the Company to continue to seek stockholder approval of the Financings, which could be expensive for the Company.

USE OF PROCEEDS.

    The Company currently intends to use the proceeds of the Financing for general corporate purposes, which include sales and marketing, and research and development activities.

BOARD RECOMMENDATION.

    Although the issuance of shares in the proposed Financing will have a dilutive effect on the Company's current stockholders, the Board of Directors believes that stockholder approval of the financing is in the best interest of the Company, since the Company's ability to raise additional financing absent stockholder approval is severely limited, and could be very costly to the Company. Accordingly, the Board of Directors strongly recommends the approval of the Financings.

              MANAGEMENT RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 2

                                   PROPOSAL 3
                              REVERSE STOCK SPLIT

    The Board of Directors, subject to stockholder approval, has unanimously approved a proposal to reverse split the Company's outstanding shares of Common Stock 1-for-2.5 shares on or prior to the Company's 1998 Annual Meeting of Stockholders (the "1998 Annual Meeting"). Accordingly, every two and one-half (2.5) shares of the Company's Common Stock, as currently constituted, outstanding on the effective date of the split will become one (1) share. In addition, as part of the reverse split certain provisions in the Company's Amended and Restated Certificate of Incorporation that govern the circumstances under which the Company's Series A Preferred Stock automatically converts into Common Stock will be proportionally adjusted so as not to be affected by the reverse split. The reverse split will become effective upon the filing by the Board of Directors of an Amendment to the Amended and Restated Certificate of Incorporation (the "Amendment") with the Delaware Secretary of State. At any time on or prior to the 1998 Annual Meeting, the Board of Directors may, in its sole discretion, determine not to file the Amendment, in which case the split will not become effective.

    The Board of Directors believes that the reverse stock split is in the best interests of the Company and the stockholders. The reverse stock split will revalue a share of the Company's Common Stock to a price range thought to be more attractive to potential new investors in the Company's Common Stock. Additionally, a provision of the Nasdaq National Market Rules that govern the Company's continued eligibility for inclusion on the Nasdaq National Market takes into account whether the Company's Common Stock trades at a price at or above $1 per share. The reverse stock split will increase the likelihood that the Company will be in compliance with such provision.

    The Company will issue checks in payment of the fractional shares resulting from the reverse stock split based on the closing price of the Company's Common Stock as reported on the Nasdaq National Market on the effective date of the split. The shares represented by all certificates held by a single holder of record will be aggregated to minimize the number of fractional shares. No fractional shares shall be created by the split, and any holder of Common Stock who would otherwise be entitled to receive a fraction of a share shall receive instead cash equal to the fair market value of the fractional share as reported on the Nasdaq National Market on the effective date of the Reverse Split.

    If this Proposal is approved, the Board of Directors will be authorized to file the Amendment with the Delaware Secretary of State at any time on or prior to the 1998 Annual Meeting.

    The affirmative vote of the holders of a majority of the outstanding shares of Common Stock and Series A Preferred Stock (on an as-converted basis) will be required to approve the Amendment. Abstentions and broker non-votes will be counted towards the tabulation of votes cast and will have the same effect as negative votes.

              MANAGEMENT RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 3

                                   PROPOSAL 4
                RATIFICATION OF SELECTION OF INDEPENDENT AUDITOR

    The Board of Directors has selected Ernst & Young LLP as the Company's independent auditor for the fiscal year ending December 31, 1997 and has further directed that management submit the selection of independent auditor for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP has audited the Company's financial statements since its inception in 1989. Representatives of Ernst & Young

LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

    Stockholder ratification of the selection of Ernst & Young LLP as the Company's independent auditor is not required by the Company's Bylaws or otherwise. However, the Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in its discretion may direct the appointment of a different independent audit firm at any time during the year if the Board determines that such a change would be in the best interests of the Company and its stockholders.

    The affirmative vote of the holders of a majority of the shares represented and voting at the meeting will be required to ratify the selection of Ernst & Young LLP.

              MANAGEMENT RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 4

                             SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock and Series A Convertible Preferred Stock ("Series A Stock") as of April 16, 1997, by: (i) each stockholder who is known by the Company to own beneficially more than 5% of the Common Stock or Series A Stock; (ii) each executive officer of the Company named in the Summary Compensation Table; (iii) each director of the Company; and (iv) all directors and executive officers of the Company as a group.

                                     NUMBER OF SHARES                            NUMBER OF SHARES OF
                                      OF COMMON STOCK                           SERIES A CONVERTIBLE
                                       BENEFICIALLY      PERCENT BENEFICIALLY      PREFERRED STOCK      PERCENT BENEFICIALLY
BENEFICIAL OWNER                         OWNED(1)              OWNED(1)         BENEFICIALLY OWNED(2)         OWNED(2)
-----------------------------------  -----------------  ----------------------  ---------------------  ----------------------
Robert Curry, Ph.D. (3)                   2,559,233              20.83%                 8,000,000               64.27%
  c/o Biocircuits Corporation
  1324 Chesapeake Terrace
  Sunnyvale, CA 94089

Entities Affiliated with The Sprout       2,559,233              20.83%                 8,000,000               64.27%
 Group (3)
  World Financial Center
  North Tower, 27th Floor
  New York, NY 10281

Beckman Instruments, Inc. (4)             1,334,072              12.70%                  --                      --
  2500 Harbor Boulevard
  Fullerton, CA 92834-3100

Entities affiliated with Weiss,           1,300,120              12.40%                   811,900                6.52%
 Peck & Greer Venture Associates
 II, L.P. (5)
  555 California Street, Suite 4760
  San Francisco, CA 94104

Entities affiliated with Special          1,288,334              11.92%                  --                      --
 Situations Fund III, L.P. (6)
  153 East 53rd Street
  51st Floor
  New York, NY 10022-4611

                                     NUMBER OF SHARES                            NUMBER OF SHARES OF
                                      OF COMMON STOCK                           SERIES A CONVERTIBLE
                                       BENEFICIALLY      PERCENT BENEFICIALLY      PREFERRED STOCK      PERCENT BENEFICIALLY
BENEFICIAL OWNER                         OWNED(1)              OWNED(1)         BENEFICIALLY OWNED(2)         OWNED(2)
-----------------------------------  -----------------  ----------------------  ---------------------  ----------------------
H&Q Biocircuits Investors, L.P. (7)         932,192               8.88%                  --                      --

Patrick Latterell (8)                       907,174               8.22%                 2,992,622               24.04%
  c/o Venrock Associates
  755 Page Mill Road, Suite A230
  Palo Alto, CA 94304

Entities affiliated with Venrock            900,570               8.17%                 2,992,622               24.04%
 Associates (9)
  30 Rockefeller Plaza, Room 5508
  New York, NY 10112

Entities affiliated with Sanderling         896,408               8.61%                  --                      --
 (10)
  2730 Sand Hill Road, Suite 200
  Menlo Park, CA 94025

John Kaiser (11)                            222,144               2.14%                    70,000                *
  c/o Biocircuits Corporation
  1324 Chesapeake Terrace
  Sunnyvale, CA94089

Hans O. Ribi, Ph.D. (12)                    109,173               1.06%                  --                      --
  c/o Biocircuits Corporation
  1324 Chesapeake Terrace
  Sunnyvale, CA 94089

Lawrence J. Blecka (13)                      91,121               *                      --                      --

Byron Hewett (14)                            68,385               *                       103,794                *

Donald B. Hawthorne (15)                     52,724               *                      --                      --

William M. Wright, III (16)                  29,881               *                        37,900                *

David Rubinfien (17)                         25,416               *                        35,000                *

R. Jeffrey Green (18)                        10,937               *                      --                      --

Robert D. Testorff (19)                       7,484               *                      --                      --

All executive officers and                4,083,672              30.59%                11,239,316               90.30%
 directors as a group (11 persons)
 (See footnotes 1-19)

------------------------

 *  Less than 1%.

(1) This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G, if any, filed with the Securities Exchange Commission (the "SEC"). Common Stock amounts include Common Stock issuable upon conversion of outstanding Series A Stock. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on

    10,281,321 shares of Common Stock outstanding on April 16, 1997, adjusted as required by rules promulgated by the SEC. Includes shares which certain executive officers, directors and principal stockholders of the Company have the right to acquire within 60 days after the date of this table pursuant to outstanding options ("vested options") and warrants.

(2) Numbers based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G, if any, filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Numbers are based on 12,446,103 shares of Series A Stock outstanding on April 16, 1997, adjusted as required by rules promulgated by the SEC. The Series A Stock is convertible into Common Stock at a ratio of four shares of Series A Stock for one share of Common Stock.

(3) Includes 16,492 shares of Common Stock held of record by DLJ Capital Corporation ("DLJ"), 310,440 shares of Series A Stock held of record by DLJ, 198,116 shares of Common Stock held of record by Sprout Capital VII, L.P. ("SCVII"), 3,729,240 shares of Series A Stock held of record by SCVII, 104,142 shares of Common Stock held of record by Sprout Capital VI, L.P. ("SCVI"), 1,960,320 shares of Series A Stock held of record by SCVI, 235,067 shares of Common Stock held of record by ML Venture Partners II, L.P., ("ML Venture"), 2,000,000 shares of Series A Stock held of record by ML Venture, all of which Robert Curry, Ph.D., a director of the Company and a general partner of the Sprout Group (the submanager of ML Venture), disclaims beneficial ownership of, except to the extent of any partnership interest therein, and 5,416 shares subject to stock options held by Dr. Curry, exercisable within 60 days of the date of this table, all of which options are assigned to ML Venture upon exercise.

(4) Includes 222,345 shares of Common Stock issuable upon the exercise of currently exercisable warrants held of record by Beckman Instruments.

(5) Includes 80,093 shares of Common Stock held of record by WPG Enterprise Fund, L.P. ("WPGEF"), 433,766 shares of Series A Stock held of record by WPGEF, 57,887 shares of Common Stock held of record by Weiss, Peck & Greer Venture Associates II, L.P. ("WPGAII"), 310,160 shares of Series A Stock held of record by WPGVAII, 12,685 shares of Common Stock held of record by Weiss, Peck & Greer Venture Associates II (Overseas) L.P. ("WPGVAII Overseas"), 67,974 shares of Series A Stock held of record by WPGVAII Overseas, 97,750 shares of Common Stock held of record by WPG Life Sciences Fund, L.P., 15,250 shares of Common Stock held of record by WPG Institutional Life Sciences, L.P., and 833,480 shares of Common Stock held of record by Weiss, Peck & Greer, L.L.C.

(6) Includes 135,834 shares of Common Stock held of record by Special Situations Cayman Fund, L.P. ("SSCF"), 63,750 shares of Common Stock issuable upon the exercise of warrants held of record by SSCF subject to Stockholder approval of Proposal 2, 403,750 shares of Common Stock held of record by Special Situations Fund III, L.P. ("SSFIII"), 255,000 shares of Common Stock issuable upon the exercise of warrants held of record by SSFIII subject to Stockholder approval of Proposal 2, 212,500 shares of Common Stock held of record by Special Situations Private Equity Fund, L.P. ("SSPEF"), 212,500 shares of Common Stock issuable upon the exercise of warrants held of record by SSPEF subject to Stockholder approval of Proposal 2.

(7) Includes 212,500 shares of Common Stock issuable upon the exercise of warrants held of record by H&Q Biocircuits Investors, L.P. subject to Stockholder approval of Proposal 2.

(8) Includes 152,415 shares of Common Stock held of record by Venrock Associates ("Venrock"), 2,423,282 shares of Series A Stock held of record by Venrock, 569,340 shares of Series A Stock held of record by Venrock Associates II, L.P. ("Venrock II"), of which Mr. Latterell, a general partner of Venrock and Venrock II, disclaims beneficial ownership except to the extent of his partnership interests therein, 1,188 shares of Common Stock held directly by Mr. Latterell, and 5,416 shares of Common Stock subject to stock options granted to Mr. Latterell exercisable within 60 days of the date of this table.

(9) Includes 152,415 shares of Common Stock held of record by Venrock, 2,423,282 shares of Series A Stock held of record by Venrock, 569,340 shares of Series A Stock held of record by Venrock II, of which Mr. Latterell, a general partner of Venrock and Venrock II, disclaims beneficial ownership except to the extent of his partnership interests therein.

(10) Includes 439,631 shares of Common Stock held of record by Sanderling Venture Partners III, L.P. ("SVPIII"), 74,464 shares of Common Stock issuable upon the exercise of warrants held of record by SVPIII subject to Stockholder approval of Proposal 2, 227,733 shares of Common Stock held of record by Sanderling III Limited Partnership ("SIIILP"), 38,573 shares of Common Stock issuable upon the exercise of warrants held of record by SIIILP subject to Stockholder approval of Proposal 2, 75,766 shares of Common Stock held of record by Sanderling III Biomedical, L.P. ("SIIIB"), 12,833 shares of Common Stock issuable upon the exercise of warrants held of record by SIIIB subject to Stockholder approval of Proposal 2, 25,778 shares of Common Stock held of record by Sanderling Ventures Management ("SVM"), 1,630 shares of Common Stock issuable upon the exercise of warrants held of record by SVM subject to Stockholder approval of Proposal 2.

(11) Includes 99,502 shares of Common Stock and 70,000 shares of Series A Stock held of record by the Kaiser Living Trust under a Trust dated March 7, 1991 (the "Kaiser Trust"), 21,250 shares of Common Stock issuable upon the exercise of warrants held of record by the Kaiser Trust subject to Stockholder approval of Proposal 2, and 83,892 shares of Common Stock subject to stock options held by Mr. Kaiser exercisable within 60 days of the date of this table.

(12) Includes 2,500 of Common Stock shares subject to stock options held by Dr. Ribi's wife, Mary Anne Ribi, respectively, exercisable within 60 days of the date of this table.

(13) Includes 30,575 shares of Common Stock subject to stock options held by Dr. Blecka exercisable within 60 days of the date of this table.

(14) Includes 26,687 shares of Common Stock subject to stock options held by Mr. Hewett exercisable within 60 days of the date of this table.

(15) Includes 10,041 shares of Common Stock beneficially owned by Donald Hawthorne and Dianne Ritter Hawthorne JTWROS and 42,683 shares of Common Stock subject to stock options held by Mr. Hawthorne exercisable within 60 days of the date of this table.

(16) Includes 37,900 shares of Series A Stock held of record by Mr. Wright and 14,906 shares of Common Stock subject to stock options held by Mr. Wright exercisable within 60 days of the date of this table.

(17) Includes 7,916 shares of Common Stock subject to stock options held by Mr. Rubinfien exercisable within 60 days of the date of this table.

(18) Includes 10,937 shares of Common Stock subject to stock options held by Mr. Green exercisable within 60 days of the date of this table.

(19) Includes 7,484 shares of Common Stock subject to stock options held by Mr. Testorff exercisable within 60 days of the date of this table.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934.

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

    To the Company's knowledge, based solely upon a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 1996, all
Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with, except for the following:

    During fiscal 1996, Mr. Hewett, who at that time was an executive officer of the Company, timely reported a transaction but reported an incorrect number of shares owned at the end of the reporting month. This error was corrected on a Form 4 report and by amending a previous Form 4 report.

    During fiscal 1996, Dr. Ribi timely reported a transaction but inadvertently understated the number of shares disposed of during the reporting month. This error was corrected on a Form 4 and by amending a previous Form 4 report.

    During fiscal 1996, Mr. Wright inadvertently failed to timely report one transaction. This error was corrected on a Form 4 report.

                              CERTAIN TRANSACTIONS

TRANSACTIONS WITH MANAGEMENT AND 5% STOCKHOLDERS

    In January 1996, the Company amended warrants issued in 1995 (the "1995 Warrants") to purchase 2,666,514 shares of Series A Preferred Stock and closed a private placement (the "January 1996 Private Placement") pursuant to which the Company issued new warrants to purchase 2,852,998 shares of Series A Preferred Stock. Mr. Kaiser, Mr. Hewett, Dr. Blecka, and Mr. Hawthorne, officers and in some cases, directors of the Company, each received amended 1995 Warrants on the same terms and conditions as the other participants. In addition, Dr. Ribi, a director of the Company, and Venrock Associates, of which Mr. Latterell, a director of the Company is a General Partner, also received amended 1995 Warrants on the same terms and conditions as the other participants. Mr. Kaiser and Mr. Wright, officers of the Company, and Mr. Rubinfien, a director of the Company, and Venrock Associates each received warrants in the January 1996 Private Placement on the same terms and conditions as the other purchasers.

    In December 1996, February 1997, and March 1997, the Company extended the term of outstanding 1995 Warrants to purchase an aggregate of 3,513,213 shares of Series A Preferred Stock (the "Extended Warrants"). As a result of these extensions, the Extended Warrants were exercisable until April 15, 1997, at which time they expired. Mr. Hawthorne, an officer of the Company, and Dr. Ribi and Mr. Rubinfien, directors of the Company, all held 1995 Warrants that became Extended Warrants, except that Extended Warrants that were held by Dr. Ribi were not extended in March 1997. In addition, Venrock Associates and the Sprout Group, of which Mr. Latterell and Dr. Curry, both of whom are directors of the Company, are General Partners, respectively, held 1995 Warrants that became Extended Warrants.

    In April 1997, the Company closed the first tranche of a private placement of the Company's Common Stock which consisted of the sale of up to 2,500,000 shares of its Common Stock at $1 per share, to be issued in three tranches, with the second and third tranches subject to the Company's satisfaction of certain milestones during the second quarter of fiscal year 1997 and during the second half of fiscal year 1997 (the "Common Stock Financing"). Also on April 15, 1997, the Company closed the first tranche of a private placement of the Company's securities which consisted of the sale of up to 5,447,000 units ("Units") at $1 per Unit, each consisting of one share of Common Stock and one warrant ("Warrant") to purchase one share of Common Stock at an exercise price of $0.75 per share, to be issued in two tranches, with the second tranche subject to the Company's satisfaction of certain milestones during the second quarter of fiscal year 1997 (the "Units Financing"). Affiliates of the Sprout Group, a greater than 5% holder of the Company's Common Stock of which Robert Curry, a director of the Company, is a general partner, purchased 425,000 shares of Common Stock in the Common Stock Financing, and agreed to purchase 950,000 and 625,000 additional shares in the second and third tranches of the Common Stock Financing, respectively. John Kaiser, the Company's Chairman, President, Chief Executive Officer, and Acting Secretary purchased 21,250 Units in the first tranche of the Units Financing, and has agreed to purchase an additional 78,750 Units in the second tranche of the Units Financing. In addition, the following holders of 5% or more of the Company's Common Stock also participated in the Units offering: entities affiliated with Special Situations: 531,250 Units in the first tranche, 1,968,750 Units in the second tranche; entities affiliated with Sanderling: 127,500 Units in the first tranche, 472,500 Units in the second tranche; and entities affiliated with H&Q Biocircuits Investors L.P.: 212,500 Units in the first tranche, 787,500 Units in the second tranche. See Proposal 2 for a more complete description of the Common Stock Financing and the Units Financing.

                             EXECUTIVE COMPENSATION

COMPENSATION OF DIRECTORS

    Directors of the Company currently receive no cash compensation for serving on the Board or on Board committees. The members of the Board of Directors are eligible for reimbursement for their expenses incurred in connection with attendance at Board meetings and committee meetings in accordance with Company policy. Current directors of the Company have each been granted options under the Company's Dual Option Plan or the Restated 1992 Non-Employee Directors' Plan (the "Directors' Plan").

    Each non-employee director of the Company receives stock option grants under the Directors' Plan. Only non-employee directors of the Company or any affiliate of the Company who is not otherwise an employee of the Company or any affiliate are eligible to receive options under the Directors' Plan. Options granted under the Directors' Plan are not intended by the Company to qualify as incentive stock options under the Internal Revenue Code (the "Code").

    Option grants under the Directors' Plan are non-discretionary. Upon initial adoption of the Directors' Plan, each non-employee director was granted an option to purchase 1,250 shares of Common Stock of the Company. Each person who, in the future, becomes a non-employee directors of the Company shall, upon the date of initial election to be a non-employee director, be granted an option to purchase 3,750 shares of Common Stock of the Company. On November 1 of each year, each non-employee director who has been a non-employee director for at least one year is automatically granted an option to purchase 5,000 shares of Common Stock of the Company. The exercise price of options granted under the Directors' Plan is equal to 85% of the fair market value of the Common Stock subject to such options on the date such option is granted. Options vest in three equal annual installments, beginning on the date one year after the date of the option grant, provided that the non-employee director has, during the entire period prior to the date of such vesting installment, continuously served as a non-employee director or as an employee of or consultant to the Company or its affiliate. The term of options granted is ten years. In the event of the dissolution or liquidation of the Company, merger or consolidation in which the Company is not the surviving corporation, a reverse merger in which the Company is the surviving corporation but the shares of the Company's Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, or any capital reorganization in which more than 50% of the shares of the Company entitled to vote are exchanged, the vesting of any outstanding options under the Directors' Plan shall accelerate and such options shall terminate if unexercised prior to the consummation of the transaction.

    During the last fiscal year, the Company granted options covering 5,000 shares to each non-employee director of the Company, at an exercise price per share of $2.44. The fair market value of the such Common stock on the date of the grant was $2.875 per share (based on the closing bid price reported in the Nasdaq National Market for the date of the grant). As of April 16, 1997, no options had been exercised under the Director's Plan.

COMPENSATION OF EXECUTIVE OFFICERS

SUMMARY OF COMPENSATION

    The following table shows for the fiscal years ending December 1996, 1995 and 1994, compensation awarded or paid to, or earned by the Company's Chief Executive Officer and its four other executive officers whose total annual salary and bonuses exceeded $100,000 at December 31, 1996 (the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE

                                                                                LONG TERM
                                                                              COMPENSATION
                                                                                 AWARDS
                                                                  ANNUAL      -------------
                                                               COMPENSATION    SECURITIES      ALL OTHER
                                                               -------------   UNDERLYING    COMPENSATION
NAME AND PRINCIPAL POSITION                           YEAR      SALARY ($)     OPTIONS (#)        ($)
--------------------------------------------------  ---------  -------------  -------------  -------------
John Kaiser ......................................       1996      200,000              0         22,157(1)
  President and Chief Executive Officer                  1995      186,408        202,550         19,989(1)
                                                         1994      161,700         11,250(2)      19,914(1)

Donald B. Hawthorne ..............................       1996      155,000              0              0
  Vice President and Chief Financial Officer             1995      146,693         72,400              0
                                                         1994      122,249         13,125(2)           0

Byron Hewett(3) ..................................       1996      150,000              0              0
  Vice President, Sales and Marketing                    1995      144,496         45,000         34,695(4)
                                                         1994      130,000         13,750(2)      25,600(4)

Lawrence J. Blecka ...............................       1996      175,000              0          7,384(4)
  Vice President, Product Development                    1995      157,000         67,000         16,620(4)
                                                         1994       11,976(5)      18,750              0

William Wright III ...............................       1996      137,040              0         41,858(4)
  Vice President, Operations                             1995       18,711(6)           0              0
                                                         1994            0              0              0

------------------------

(1) Reflects forgiveness of the principal of and interest on an outstanding loan made by the Company to Mr. Kaiser in connection with relocation expenses. See "Certain Transactions."

(2) Options granted in 1993 were canceled and regranted in 1994 at the then fair market value.

(3) Resigned from the Company in April 1997.

(4) Relocation expenses associated with commencement of employment.

(5) Employment commenced in December 1994.

(6) Employment commenced in November 1995.

                       STOCK OPTION GRANTS AND EXERCISES

    The Company grants options to its executive officers under the Dual Option Plan. As of March 15, 1997, options to purchase a total of 1,038,985 shares were outstanding under the Dual Option Plan, and options to purchase 529,114 shares remained available for grant thereunder. Option grants under the Dual Option Plan typically have an exercise price equal to the fair market value of the Company's Common Stock on the date of the grant, vest 20% after one year and 5% every three months thereafter, and expire after ten years.

    The following table sets forth information with respect to the number and value of vested and unvested options held at December 31, 1996 for each of the Named Executive Officers. No options were granted to or exercised by the Named Executive Officers in the fiscal year ended December 31, 1996.

                                FISCAL YEAR 1996
                             YEAR-END OPTION VALUES

                                               NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                                          UNDERLYING UNEXERCISED OPTIONS       IN-THE-MONEY OPTIONS
                                               AT DECEMBER 31, 1996            AT DECEMBER 31, 1996
NAME                                       EXERCISABLE/UNEXERCISABLE(#)   EXERCISABLE/UNEXERCISABLE($)(1)
----------------------------------------  ------------------------------  ------------------------------
John Kaiser.............................            73,263/143,035                     5,275/0
Donald B. Hawthorne.....................             38,126/53,024                    11,869/0
Byron Hewett............................             23,312/35,438                         0/0
Lawrence J. Blecka......................             26,350/59,400                         0/0
William Wright III......................              9,000/47,250                         0/0

------------------------

(1) Based on the fair market value of $2.91 per share, the closing price on the Nasdaq National Market on December 31, 1996, minus the exercise price, multiplied by the number of shares underlying the options.

                             EMPLOYMENT AGREEMENTS

    In January 1997, the Company and Mr. Hawthorne entered into an employment agreement whereby the Company will employ Mr. Hawthorne as Vice President and Chief Financial Officer of the Company until the earlier of September 30, 1997 or the termination, either voluntary or for cause, of Mr. Hawthorne's employment, (the "Employment Term"). During the Employment Term, Mr. Hawthorne is permitted to devote a reasonable amount of time to pursue other employment, if consistent with Mr. Hawthorne's responsibilities to the Company. Pursuant to the employment agreement, Mr. Hawthorne's compensation during the Employment Term will be his base salary in effect prior to entering into the employment agreement until July 1, 1997, and 50% of his base salary thereafter. Following the Employment Term, Mr. Hawthorne will serve as a consultant to the Company for two years with no compensation except for the continued vesting of stock options.

    In April 1997, the Company granted employee retention packages to certain Company employees, including Mr. Kaiser, Mr. Hawthorne, Mr. Wright and Mr. Blecka. The retention packages for officers provide for a lump sum payment to be made to each officer, equal to twelve months salary, if the officer is employed on the closing date of a merger or sale of the Company occurring before March 20, 1998.

                  REPORT OF THE COMPENSATION COMMITTEE OF THE
                BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION (1)

COMPENSATION PROGRAM

    The Compensation Committee of the Board of Directors (the "Compensation Committee") consists of Dr. Curry (Chairman) and Mr. Rubinfien, each currently an outside Director of the Company. Mr. Kaiser, the President and Chief Executive Officer of the company, serves the Compensation Committee solely in an advisory capacity and takes no part in the deliberation or determination of his own compensation. The Board of Directors has delegated to the Compensation Committee the authority to make recommendations to the Board concerning the salaries and incentive compensation for employees and consultants who are not also directors of the Company. In addition, the Company's Disinterested Director Compensation Committee, which in 1996 consisted of Drs. Curry and Hixson and Messrs. Latterell and Rubinfien, all outside Directors at that time, administers the Company's Dual Stock Option Plan with respect to employees and consultants who are also Directors of the Company. Together, the two Committees are referred to herein as the "Committees."

    The Company's executive compensation programs are designed to attract and retain executives capable of leading the Company to meet its business objectives and to motivate them to enhance long term stockholder value. Annual compensation of the officers can consist of a mix of base salary, a cash bonus and stock option grants. In determining the total compensation and the mix of the various elements, the Committees consider a variety of factors, both personal and corporate. These factors include the compensation paid by comparable companies to individuals in comparable positions, the contributions of each officer to the progress of the Company and the progress of the Company toward its short term and long term objectives.

    For purposes of establishing competitive executive compensation, the Compensation Committee annually reviews the results of the "Biotechnology Compensation and Benefits Study" conducted by Radford Associates/Alexander & Alexander Consulting Group (the "Radford Study"), which provides information on the compensation of management at biotechnology and other health care companies nationwide. The data available in the Radford Study is broken down by company size, and also separately provides data for companies located in the San Francisco Bay Area. The Compensation Committee uses a mix of data from companies with fewer than 100 employees from the national study and data from the San Francisco Bay Area study. It is the goal of the Compensation Committee to set competitive compensation levels generally in the middle range of competitive companies of comparative size in similar industries.

    Annual performance reviews for executive officers are conducted by the Committees, comparing actual Company progress against detailed annual plans. Elements of the plan such as progress on product development, financial matters, including attracting capital and expense control, strategic planning, including attracting capital and expense control. Strategic planning, including corporate collaborations, and organization development are considered, with product development, financing and sales of products being the most important factors. The Committees then develop recommendations for each executive officer that are presented to the full Board for review and approval. Following a complete and thorough review of the Company's progress in 1995, including the filing and approval of several 510(k) applications, in January of 1996 the Committee recommended and the Board approved a merit increase for all officers that ranged from 6.2% to 11.5%. In addition, Dr. Ribi, who was at that time Senior Vice President and Chief Scientific Officer of the Company, was given a one time adjustment of 8.5% to bring his salary more into line with competitive salaries as represented by the Radford study data. Following a company wide performance review by the Compensation committee and the Committee's particular consideration to the

------------------------

(1) The material in this report is not "soliciting material," is not deemed filed with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in any filing.

need to retain employees and remain competitive, a merit increase was also implemented in January 1996 for all non officer employees.

LIMITATION ON DEDUCTION OF COMPENSATION PAID TO CERTAIN EXECUTIVE OFFICERS

    Section 162(m) of the Internal Revenue Code (the "Code") limits the Company to a deduction for federal income tax purposes of no more than $1 million of compensation paid to certain Named Executive Officers in a taxable year. Compensation above $1 million may be deducted if it is "performance-based compensation" within the meaning of the Code. The Committees believe that at the present time it is quite unlikely that the compensation paid to any Named Executive Officer in a taxable year which is subject to the deduction limit will exceed $1 million. Therefore, the Committees have not yet established a policy of determining which forms of incentive compensation awarded to its Named Executive Officers shall be designed to qualify as "performance-based compensation." The Committees intend to continue to evaluate the effects of the statute and any Treasury regulations and to comply in the future with Code
Section 162(m) to the extent consistent with the best interests of the Company.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER IN 1996

    Mr. Kaiser is evaluated by the Disinterested Director Compensation Committee based on the criteria outlined above for all other executive officers of the Company, including his contributions for the prior year, his success in managing and motivating the Company's employees, and the challenges to be faced in the year ahead, as well as the desire to offer a competitive salary. The Disinterested Director Compensation Committee have set Mr. Kaiser's total annual compensation, including salary and option grants, at a level they believe is competitive with that of other Chief Executive Officers at other companies in the biotechnology industry, although in the middle of the range. In addition, Mr. Kaiser's salary and option grants were set at a level the Disinterested Director Compensation Committee believe will properly motivate and retain Mr. Kaiser as the Chief Executive Officer of the Company.

    Mr. Kaiser earned $200,000 in 1996 as his annual base salary, an 11.1% increase over 1995. Mr. Kaiser received no other compensation, bonuses or options during 1996.

                                          David Rubinfien
                                          Robert Curry, Ph.D.
                                          Patrick Latterell

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION.

    During 1996, Dr. Curry and Mr. Rubinfien served as members of the Compensation Committee. The members of the Disinterested Directors Compensation Committee during 1996 were Drs. Curry and Hixson and Messrs. Latterell and Rubinfien. None of these individuals has ever served as an officer or employee of the Company. In June 1995, the Company issued Series A Preferred Stock and warrants to purchase Series A Preferred Stock in a private placement. In January 1996, the Company amended the warrants issued in June 1995. The Sprout Group and Venrock Associates participated in these financings on the same terms and conditions as the other purchasers. Dr. Curry is a general partner of the Sprout Group and Mr. Latterell is a General Partner of Venrock Associates. In January 1996, the Company issued additional warrants to purchase Series A Preferred Stock in a private placement. Venrock Associates and Dr. Rubinfien participated in this financing on the same terms and conditions as the other purchasers. In December 1996, February 1997 and March 1997, the Company amended the outstanding 1995 Warrants (the "Extended Warrants"). The Sprout Group and Venrock Associates, of which Dr. Curry and Mr. Latterell are General Partners, respectively, held Extended Warrants. In April 1997, the Company issued Common Stock in a private placement. The Sprout Group participated in this financing on the same terms and conditions as the other purchasers. See "Certain Transactions."

PERFORMANCE MEASUREMENT COMPARISON (1)

    The following chart shows total stockholder return of the H&Q Health Care Sector Index, the Wilshire 5000 Index and the Company since May 29, 1992: (2)

                            BIOCIRCUITS CORPORATION

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                                       May 29, 1992    Dec '92    Dec '93    Dec '94    Dec '95    Dec '96
                         Biocircuits         100.00     135.00      85.00      15.00      40.00      14.53
               H&Q Heatlhcare Sector         100.00     108.62      84.41      85.14     143.08     147.69
                 Wilshire 5000 Total
                              Return         100.00     108.30     120.54     120.45     164.29     199.18
Prices
                         Biocircuits          20.00      27.00      17.00       3.00       8.00       2.91
               H&Q Healthcare Sector         358.16     389.04     302.34     304.92     512.44     528.96
                 Wilshire 5000 Total
                              Return          11.20      12.13      13.50      13.49      18.40      22.31

------------------------

(1) The material in this section is not "soliciting material," is not deemed filed with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in any filing.

(2) The total return on investment (change in year end stock price plus reinvested dividends) for the Company, the H&Q Health Care Sector Stock Index and the Wilshire 5000 Stock Index, based on May 29, 1992 equals 100. The performance of the Company's stock over the period shown is not necessarily indicative of future performance. May 29, 1992 was the last trading day of the month of the Company's Initial Public Offering on May 14, 1992.

    A copy of the Company's Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 1996 is available without charge upon written request to Corporate Secretary: Biocircuits Corporation, 1324 Chesapeake Terrace, Sunnyvale, CA 94089.

                                 OTHER MATTERS

    The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

                                          By Order of the Board of Directors

                                          JOHN KAISER
                                          ACTING SECRETARY

Dated: May   , 1997

    ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A 2PROXY ISSUED IN YOUR NAME.

                         [FORM OF PROXY]


                      BIOCIRCUITS CORPORATION
                           COMMON STOCK
             PROXY SOLICITED BY THE BOARD OF DIRECTORS
P             FOR THE ANNUAL MEETING OF STOCKHOLDERS
R                   TO BE HELD ON JUNE 5, 1997
O
X
Y   The undersigned hereby appoints John Kaiser as attorney and proxy of the undersigned, with full power of substitution, to vote all of the shares of Common Stock of Biocircuits Corporation which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Biocircuits Corporation to be held at The Wyndham Garden Hotel, 1300 Chesapeake Terrace, Sunnyvale, California on Thursday, June 5, 1997 at 9:00 a.m. (local time), and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

    UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2, 3 AND 4 AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

    PLEASE VOTE, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.

          CONTINUED AND TO BE SIGNED ON REVERSE SIDE         | SEE REVERSE  |
                                                             |     SIDE     |

/X/ PLEASE MARK
    VOTES AS IN
    THIS EXAMPLE.


MANAGEMENT RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTOR LISTED BELOW AND A VOTE FOR PROPOSALS 2, 3 AND 4.

1. To elect two directors to hold office until the 2000 Annual Meeting of Stockholders and one director to hold office until the 1999 Annual Meeting of Stockholders

NOMINEES: Robert Curry, Ph.D.; David Rubinfien; John Kaiser.

       FOR     WITHHELD
       / /        / /


                                              MARK HERE
                                             FOR ADDRESS
                                              CHANGE AND  / /
/ /______________________________________     NOTE BELOW
For all three nominees except as noted above


2. To approve the sale and issuance of the Company's securities in two private financings.

              FOR           AGAINST          ABSTAIN
              / /             / /              / /

3. To approve an amendment to the Company's Amended and Restated Certificate of Incorporation to effect a 1-for-2.5 reverse split of the outstanding shares of the Company's Common Stock upon the filing of an Amendment to the Company's Amended and Restated Certificate of Incorporation by the Board of Directors prior to the Company's 1998 Annual Meeting of Stockholders.

              FOR           AGAINST          ABSTAIN
              / /             / /              / /

4. To ratify the selection of Ernst & Young LLP as independent auditor of the Company for its fiscal year ending December 31, 1997.

              FOR           AGAINST          ABSTAIN
              / /             / /              / /

Signature: ________________________________________ Date _____________________

Signature: ________________________________________ Date _____________________

Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

             BIOCIRCUITS CORPORATION SERIES A PREFERRED
             PROXY SOLICITED BY THE BOARD OF DIRECTORS
P             FOR THE ANNUAL MEETING OF STOCKHOLDERS
R                   TO BE HELD ON JUNE 5, 1997
O
X
Y   The undersigned hereby appoints John Kaiser as attorney and proxy of the undersigned, with full power of substitution, to vote all of the shares of Series A Preferred Stock of Biocircuits Corporation which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Biocircuits Corporation to be held at The Wyndham Garden Hotel, 1300 Chesapeake Terrace, Sunnyvale, California on Thursday, June 5, 1997 at 9:00 a.m. (local time), and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

    UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2, 3 AND 4 AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

    PLEASE VOTE, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.

          CONTINUED AND TO BE SIGNED ON REVERSE SIDE         | SEE REVERSE  |
                                                             |     SIDE     |

/X/ PLEASE MARK
    VOTES AS IN
    THIS EXAMPLE.


MANAGEMENT RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTOR LISTED BELOW AND A VOTE FOR PROPOSALS 2, 3 AND 4.

1. To elect two directors to hold office until the 2000 Annual Meeting of Stockholders and one director to hold office until the 1999 Annual Meeting of Stockholders

NOMINEES: Robert Curry, Ph.D.; David Rubinfien; John Kaiser.

       FOR     WITHHELD
       / /        / /



                                              MARK HERE
                                             FOR ADDRESS
                                              CHANGE AND  / /
/ /______________________________________     NOTE BELOW
For all three nominees except as noted above


2. To approve the sale and issuance of the Company's securities in two private financings.

              FOR           AGAINST          ABSTAIN
              / /             / /              / /


3.  To approve an amendment to the Company's Amended and Restated
    Certificate of Incorporation to effect a 1-for-2.5 reverse split of the outstanding shares of the Company's Common Stock upon the filing of an Amendment to the Company's Amended and Restated Certificate of Incorporation by the Board of Directors prior to the Company's 1998 Annual Meeting of Stockholders.

              FOR           AGAINST          ABSTAIN
              / /             / /              / /


4. To ratify the selection of Ernst & Young LLP as independent auditor of the Company for its fiscal year ending December 31, 1997.

              FOR           AGAINST          ABSTAIN
              / /             / /              / /


Signature: ________________________________________ Date _____________________

Signature: ________________________________________ Date _____________________

Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.